English Translation
Exhibit 10.7
Exclusive Business Cooperation Agreement
     This Exclusive Business Cooperation Agreement (“Agreement”) is entered into as of June 25, 2010 by and among the following parties in Beijing, the People’s Republic of China (“PRC”), and amends and restates the Service Agreements executed on February 12, 2009, including the supplemental agreement thereto, and the exclusive business cooperation framework agreement executed on June 10, 2010:
Party A:
TAL Education Technology (Beijing) Co., Ltd.
Party B refers to each of:
(1) Beijing Xueersi Education Technology Co., Ltd.
(2) Beijing Xueersi Network Technology Co., Ltd.
Affiliated Entities of Party B: as listed in Appendix I, and other entities hereafter added to the list in Appendix I pursuant to the Agreement, which are hereafter invested in or controlled by Party B, including but not limited to any company or school of which Party B directly or indirectly owns more than 50% of the investment interests and such company or school’s affiliated entities.
Party C refers to each of:
Bangxin Zhang, ID Card No. 321182198010012913;
Yundong Cao, ID Card No. 372831197910205618;
Yachao Liu, ID Card No. 211103198110152138;
Yunfeng Bai, ID Card No. 360521198109240073.
(Each of Party A, Party B, Affiliated Entities of Party B and Party C, a “Party”, and collectively the “Parties”.)
WHEREAS,
     (1) Party A is a wholly foreign-owned enterprise duly registered and validly existing under the PRC laws, owning resources to provide intellectual property licensing, system software technical support, technology and business consulting services;
     (2) Party B is a corporation duly registered and validly existing under the PRC laws and engages in education investments and related businesses directly or indirectly through Affiliated Entities of Party B.
     (3) Party C are the shareholders of the two companies listed as Party B and collectively owns 100% of the equity interests of each of the two companies;

     (4) Party A entered into a series of Service Agreements as of February 12, 2009 with the Affiliated Entities of Party B, and agreed to provide exclusive licensing, technical and business support to Party B and Affiliated Entities of Party B with Party A’s advantages in technology, human resource and information. The Parties agree on such cooperation and wish to enter into this Agreement to unify the principle terms and conditions for such cooperation.
     NOW THEREFORE, the Parties through amiable negotiations agree as follows:
1.	Provision of Services
1.1	In accordance with the terms and conditions herein, Party B and Party C appoint Party A as Party B’s exclusive service provider to provide comprehensive intellectual property licensing, technical and business support services as described in detail in Appendix II hereto to Party B and Affiliated Entities of Party B.

Party B shall, and cause Affiliated Entities of Party B to, determine the specific terms of services within the scope listed in Appendix II with Party A or any entity designated by Party A in accordance with the actual business needs of Party B and Affiliated Entities of Party B.

1.2	Party B, Affiliated Entities of Party B and Party C further agree that during the term of this Agreement, Party B, Affiliated Entities of Party B and Party C shall not, and shall ensure that their affiliates do not, directly or indirectly obtain the same or similar services as those provided under this Agreement from any third party, or establish any similar business cooperative relation with any third party with respect to the matters stipulated herein without the prior written consent of Party A.

1.3	To ensure the normal operations of the ordinary business of Party B and Affiliated Entities of Party B, Party A may, but is not obligated to, in its discretion and to the extent permitted by laws and regulations of PRC, act as guarantor for the performance of the agreements entered into by Party B or Affiliated Entities of Party B with any third parties with respect to the business of Party B and Affiliated Entities of Party B. Party B, Affiliated Entities of Party B and Party C hereby agree and affirm that if they need to provide any guarantee for the performance of any agreements or the repayment of loans by their affiliated entities in their affiliated entities’ course of business, they will first seek Party A to act as guarantor.
2.	Service Fee and Payment
2.1	With respect to the specific services provided and the customers of the services, relevant Parties shall determine a fair service fee and proper payment methods based on the income and the total number of student enrollments during a set period of the Party receiving the services. The formula for calculating service fees and determining payment methods is set forth in Appendix II hereto.

2.2	If Party A determines the formula for calculating service fees specified herein shall no longer apply due to any reason, Parties receiving the services shall negotiate in good faith with Party A within 10 business days after Party A delivers a written request for fee adjustment to set a new formula for service fees or new payment methods. If any Party receiving the services does not respond within the aforementioned 10-day period, it shall be deemed to have accepted the adjustments proposed by Party A. Party A shall also negotiate in good faith with Parties receiving the services regarding any fee adjustment request by such Parties. The Parties hereby reaffirm that Party A and Affiliated Entities of Party B have orally agreed on and implemented the service agreements in accordance with Article 2.2 of the Agreement, and retroactively affirm all service fee adjustmenst since February 12, 2009.
3.	Intellectual Properties
3.1	Any intellectual properties created in connection with the performance of this Agreement, including but not limited to copyrights, patents, and technological secrets, belong to Party A, and Party B and its Affiliated entities enjoy no rights other than those provided herein. The Parties agree that this clause shall remain effective regardless of whether the Agreement is modified or terminated.

3.2	However, if any development by Party A is based on intellectual properties owned by Party B or Affiliated Entities of Party B, Party B and Affiliated entities of Party shal ensure that such intellectual properties are not defective. Party B and Affiliated Entities of Party B shall bear all damages and losses of Party A as a result of defects in such intellectual properties. If Party A is to bear any liabilities to any third party because of defects in such intellectual properties, it has the right to recover all of its losses from Party B or relevant Affiliated Entities of Party B.
4.	Term
4.1	The Agreement is executed and becomes effective as of the date first stated above.

4.2	The Agreement is effective within the operation term of Party A, Party B and Affiliated Entities of Party B unless earlier terminated by mutual agreement of the Parties.
5.	Confidentiality
5.1	This Agreement and all clauses hereof are confidential information and shall not be disclosed to any third parties except for relevant senior officers, directors, employees, agents or professional consultants. This clause shall not apply in the event any Party is required by laws or regulations to disclose information relating to this Agreement to any governmental authorities, the public or the shareholders, or file this Agreement with relevant authorities for record.

5.2	This clause shall survive any modification or termination of this Agreement.
6.	Liabilities for Breach of Agreement

In the event any Party shall fail to perform any of its obligations under this Agreement, or make any untrue or inaccurate representation or warranty, such Party shall have breached the Agreement and shall be liable for all the losses of the other Parties for breach of the Agreement, or pay penalties according to any agreement otherwise reached by the relevant Parties.

7.	Force Majeure

In the event the performance of the Agreement is effected by any Force Majeure event, the Party affected by such an event shall notify the other Parties by telegram, facsimile or other electronic means immediately after the occurrence of such event and shall provide written documents evidencing the occurrence of such Force Majeure event within fifteen (15) business days. The Parties shall determine through negotiation whether to terminate, partly terminate or suspend the performance of this Agreement according to the extent the Agreement is effected by such a Force Majeure event.

8.	Change of Parties
8.1	If Party B shall add any affiliated entities at any time after the effectiveness of this Agreement, Party B and Party C shall cause such newly added affiliated entity to eexecute assumption agreement or other legal documents permitted or required by the PRC laws to include such newly added affiliated entity in the Agreement such that it enjoys all rights and undertakes all obligations as Affiliated Entities of Party B under this Agreement. As of the date of execution of such assumption agreement or other legal documents permitted or required by PRC laws, the newly added affiliated entity shall be deemed as a party to this Agreement. Other Parties of the Agreement hereby agree to the aforementioned arrangement.

8.2	Rights and obligations under this Agreement shall be legally binding upon assignees, successors of Partiesf, no matter such assignment of obligations and rights is caused by takeover, restructuring, inheritance, assignment or any other reason.
9.	Miscellaneous
9.1	This Agreement shall be governed by and construed in accordance with the PRC laws. All disputes arising out of or in connection with this Agreement shall be resolved through good faith negotiations between the Parties. Unresolved disputes shall be settled through arbitration by the Beijing Arbitration Committee according to such committee’s rules of arbitration. The arbitration shall take place in Beijing. The arbitration ruling shall be final.

9.2	The Agreement shall replace any and all promises, memorandums, agreements or other documents among the Parties, including but not limited to:
(1)	Technical Service Agreement for Management Information System of Registration and Payment Collection;

(2)	Agreement for the Development and Use of Online Networks;

(3)	Exclusive Management and Consulting Agreement;

(4)	Technical Support and Service Agreement;

(5)	Teaching Materials Research and Development Agreement;

(6)	Technical Service Agreement for Internal Information Management System;

(7)	Technical Service Agreement for Human Resource Information Management System (the above seven agreements were all executed on February 12, 2009 and are collectively referred to herein as the “Service Agreements”);

(8)	Supplemental Agreement to the Service Agreements (dated as of April 9, 2009); and

(9)	Exclusive Business Cooperation Framework Agreement (dated as of June 10. 2010).
In the event of any conflict between any of the above listed agreements and the Agreement, the provisions of the Agreement including its appendixes shall prevail.

9.3	This Agreement is written in Chinese. The number of original copies of the Agreement corresponds to the number of parties hereto. Each of Party A, Party B, Affiliated Entities of Party B and shareholders listed under Party C shall have an original copy.
[Signature pages to follow]

[SIGNATURE PAGE OF THE EXCLUSIVE BUSINESS COOPERATION AGREEMENT]
Party A:
TAL Education Technology (Beijing) Co., Ltd.
/s/ Authorized Representative
Party B:
Beijing Xueersi Education Technology Co., Ltd.
/s/ Authorized Representative
Beijing Xueersi Network Technology Co., Ltd.
/s/ Authorized Representative

[SIGNATURE PAGE OF THE EXCLUSIVE BUSINESS COOPERATION AGREEMENT]
Affiliated Entities of Party B:
Beijing Dongcheng District Xueersi Training School
/s/ Authorized Representative
Beijing Haidian Lejiale Training School
/s/ Authorized Representative
Beijing Xicheng District Xueersi Training School
/s/ Authorized Representative
Beijing Haidian District Xueersi Training School
/s/ Authorized Representative
Beijing Zhikang Culture Distribution Co., Ltd.
/s/ Authorized Representative

[SIGNATURE PAGE OF THE EXCLUSIVE BUSINESS COOPERATION AGREEMENT]
Affiliated Entities of Party B:
Tianjin Xueersi Education Information Consulting Co., Ltd.
/s/ Authorized Representative
Shenzhen Xueersi Education Technology Co., Ltd.
/s/ Authorized Representative
Shanghai Lehai Science and Technology Information Co., Ltd.
/s/ Authorized Representative
Shanghai Xueersi Education Information Consulting Co., Ltd.
/s/ Authorized Representative
Shanghai Changning District Xueersi-Lejiale School
/s/ Authorized Representative
Shanghai Minhang District Lejiale School
/s/ Authorized Representative
Guangzhou Xueersi Education Technology Co., Ltd.
/s/ Authorized Representative
Wuhan Jianghanqu Xiaoxinxing English Training School
/s/ Authorized Representative
Hubei Qianjiang Xiaohafu English Training School
/s/ Authorized Representative
Hubei Jianli Hafu English Training School
/s/ Authorized Representative

[SIGNATURE PAGE OF THE EXCLUSIVE BUSINESS COOPERATION AGREEMENT]
Party C:
/s/ Bangxin Zhang
Bangxin Zhang
/s/ Yundong Cao
Yundong Cao
/s/ Yachao Liu
Yachao Liu
/s/ Yunfeng Bai
Yunfeng Bai

Appendix I: Affiliated Entities of Party B
1.	Beijing Dongcheng District Xueersi Training School

2.	Beijing Haidian Lejiale Training School

3.	Tianjin Xueersi Education Information Consulting Co., Ltd.

4.	Shenzhen Xueersi Education Technology Co., Ltd.

5.	Beijing Xicheng District Xueersi Training School

6.	Beijing Haidian District Xueersi Training School

7.	Beijing Zhikang Culture Distribution Co., Ltd.

8.	Shanghai Lehai Science and TechnologyInformation Co., Ltd.

9.	Shanghai Changning District Xueersi-Lejiale School

10.	Shanghai Minhang District Lejiale School

11.	Shanghai Xueersi Education Information Consulting Co., Ltd.

12.	Guangzhou Xueersi Education Technology Co., Ltd.

13.	Wuhan Jianghanqu Xiaoxinxing English Training School

14.	Hubei Qianjiang Xiaohafu English Training School

15.	Hubei Jianli Hafu English Training School

Appendix II: Services, Calculation and Payment of the Service Fees
1.	List of Services
(1)	Providing educational software and course materials research and development services;

(2)	Providing employee training services;

(3)	Providing technology development, transfer and consulting services;

(4)	Providing public relation services;

(5)	Providing market survey, research and consulting services;

(6)	Providing near-to-mid-term market development and market planning services;

(7)	Providing human resource management and internal information management;

(8)	Providing network development, upgrade and ordinary maintenance services;

(9)	Providing sales services of proprietary products;

(10)	Licensing of software and trademarks; and/or

(11)	Other services agreed upon from time to time by Party A and the Parties receiving services according to the business needs and the capacity to provide services.

2.	Calculation and Payment of Service Fee

The Fee for the services provided under this Agreement is calculated based on a percentage of the total revenues of the Party receiving the services or according to the total number of student enrollments of Affiliated Entities of Party B. The specific percentage or amount shall be agreed upon by both Party A and the Party receiving the services taking into account the actual services provided as evidenced by service bills or other written documents delivered by Party A to the Party receiving the services.

3.	The amount of service fees shall be determined by the Parties taking into account the following factors:
(1)	The technical difficulty and complexity of the services;

(2)	The amount of time spent by employees of Party A to render the services;

(3)	The content and commercial value of the services;

(4)	The market prices for similar services.
4.	Party A shall calculate the total amount fees payable on a fixed schedule and send Parties receiving the services a bill of service fees to notify such party, who shall pay the stated fees to the bank account designated by Party A within 10 business days after receipt of the bill and send a copy of the remittance certificate by facsimile or mail to Party A within 10 business days after payment.